UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive
Suite 300
Stoughton, MA 02072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01        Entry Into a Material Definitive Agreement.

On April 26, 2024, Collegium Pharmaceutical, Inc. (the “Company”) entered into an Authorized Generic Agreement (the “AG Agreement”) with Hikma Pharmaceuticals USA Inc. (“Hikma”), pursuant to which the Company granted to Hikma certain rights relating to an authorized generic version of the Company’s Nucynta IR product (the “Nucynta IR Authorized Generic”) and the Company’s Nucynta ER product (the “Nucynta ER Authorized Generic” and, collectively, the “Nucynta AG Products”) in the United States.

Under the terms of the AG Agreement, the Company granted Hikma the exclusive right to market the Nucynta AG Products in the United States. Hikma agreed to launch the Nucynta IR Authorized Generic and the Nucynta ER Authorized Generic 30 days prior to loss of exclusivity for each product or earlier under certain circumstances as set forth in the AG Agreement. Hikma will pay the Company a percentage of Net Profits (as defined in the AG Agreement) on sales of the Nucynta AG Products, with the Company’s profit share percentage beginning in the mid-80% range, and declining based on the number of third-party generic equivalents sold for each Nucynta AG Product, if any. During the term of the AG Agreement, the Company will supply Hikma with its requirements of the Nucynta AG Products at Collegium’s fully burdened manufacturing cost and Hikma will purchase the Nucynta AG Products exclusively from the Company. In addition, Hikma agreed that it will not market any generic equivalent of Nucynta IR or Nucynta ER at the same time it is marketing the Nucynta AG Products.

The AG Agreement has an initial term of five years, with automatic one-year renewals unless notice of termination is provided by either party prior to expiration. The AG Agreement may be terminated by either party in the event of uncured material breach by the other party or certain bankruptcy or insolvency events experienced by the other party. In addition, if Hikma elects to launch its own generic equivalent for either (or both) of Nucynta IR or Nucynta ER and terminate the AG Agreement, it must provide one years’ notice prior to doing so, and may only provide such notice on or after the first anniversary of the first Nucynta AG Product launch.

The foregoing description of the AG Agreement does not purport to be complete and is qualified in its entirety by reference to the AG Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2024	Collegium Pharmaceutical, Inc.

	By:	/s/ Colleen Tupper
Name: Colleen Tupper
Title: Executive Vice President and Chief Financial Officer